Exhibit 99.5

CONSENT OF TRUSTEE NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Trustee Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by National Storage Affiliates Trust.

/s/ Chad Meisinger
Name: Chad Meisinger

Dated: December 3, 2014